ADVISORY AGREEMENT
                   (Alger Equity Growth Series)

     AGREEMENT made this 1st day of May, 1996 by and between NEW ENGLAND ZENITH
FUND, a Massachusetts business trust (the "Fund") with respect to its Alger Equity Growth Series
(the "Series"), and TNE ADVISERS, INC., a Massachusetts corporation (the "Manager").

                           WITNESSETH:

     WHEREAS, the Fund and the Manager wish to enter into an agreement setting forth the terms upon which the Manager (or certain other parties acting pursuant to delegation from the Manager) will perform certain services for the Series;

     NOW THEREFORE, in consideration of the premises and covenants hereinafter contained, the parties agree as follows:

        1.(a) The Fund hereby employs the Manager to furnish the Fund with Portfolio
     Management Services (as defined in Section 2 hereof) and Administrative Services (as defined in Section 3 hereof), subject to the authority of the Manager to delegate any or all of its responsibilities hereunder to other parties as provided in Sections 1(b) and (c) hereof.
     The Manager hereby accepts such employment and agrees, at its own expense, to furnish such services (either directly or pursuant to delegation to other parties as permitted by
     Sections 1(b) and (c) hereof) and to assume the obligations herein set forth, for the compensation herein provided. The Manager shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

        (b) The Manager may delegate any or all of its responsibilities hereunder with respect to the provision of Portfolio Management Services (and assumption of related expenses) to one or more other parties (each such party, a "Sub-Adviser"), pursuant in each case to a written agreement with such Sub-Adviser that meets the requirements of Section 15 of the
     Investment Company Act of 1940 and the rules thereunder (the "1940 Act") applicable to contracts for service as investment adviser of a registered investment company (including without limitation the requirements for approval by the trustees of the Fund and the shareholders of the Series), subject, however, to such exemptions as may be granted by the
     Securities and Exchange Commission. Any Sub-Adviser may (but need not) be affiliated with the Manager. If different Sub-Advisers are engaged to provide Portfolio Management
     Services with respect to different segments of the portfolio of the Series, the Manager shall determine, in the manner described in the prospectus of the Series from time to time in effect, what portion of the assets belonging to the Series shall be managed by each Sub-Adviser.

        (c) The Manager may delegate any or all of its responsibilities hereunder with respect to the provision of Administrative Services to one or more other parties (each such party, an
     "Administrator") selected by the Manager.  Any
Administrator may (but need not) be
     affiliated with the Manager.

     2. As used in this Agreement, "Portfolio Management
Services" means management of
the investment and reinvestment of the assets belonging to the Series, consisting specifically of the following:

        (a)  obtaining and evaluating such economic,
statistical and financial data and
     information and undertaking such additional investment research as shall be necessary or advisable for the management of the investment and reinvestment of the assets belonging to the Series in accordance with the Series' investment objectives and policies;

        (b) taking such steps as are necessary to implement the investment policies of the
     Series by purchasing and selling of securities, including the placing of orders for such purchase and sale; and

        (c) regularly reporting to the Board of Trustees of the Fund with respect to the implementation of the investment policies of the Series.

     3. As used in this Agreement, "Administrative Services" means the provision to the Fund, by or at the expense of the Manager, of the following:

        (a) office space in such place or places as may be agreed upon from time to time by the Fund and the Manager, and all necessary office supplies, facilities and equipment;

        (b) necessary executive and other personnel for managing the affairs of the Series, including personnel to perform clerical, bookkeeping, accounting, stenographic and other office functions (exclusive of those related to and to be performed under contract for custodial, transfer, dividend and plan agency services by the entity or entities selected to perform such services;

        (c) compensation, if any, of trustees of the Fund who are directors, officers or employees of the Manager, any Sub-Adviser or any Administrator or of any affiliated person
     (other than a registered investment company) of the Manager, any Sub-Adviser or any
     Administrator;

        (d) all services, other than services of counsel, required in connection with the preparation of registration statements and prospectuses, including amendments and revisions thereto, all annual, semiannual and periodic reports, and notices and proxy solicitation material furnished to shareholders of the Fund or regulatory authorities, to the extent that any such materials relate to the business of the Series, to the shareholders thereof or otherwise to the Series, the Series to be treated for these purposes as a separate legal entity and fund;
     and

        (e)  supervision and oversight of the Portfolio
Management Services provided by each
     Sub-Adviser, and oversight of all matters relating to compliance by the Fund with applicable laws and with the Series' investment policies, restrictions and guidelines, if the Manager has delegated to one or more Sub-Advisers any or all of its responsibilities hereunder with respect to the provision of Portfolio Management
Services.

     4. Nothing in section 3 hereof shall require the Manager to bear, or to reimburse the Fund for:

        (a) any of the costs of printing and mailing the items referred to in sub-section (d) of section 3;

        (b) any of the costs of preparing, printing and distributing sales literature;

        (c) compensation of trustees of the Fund who are not directors, officers or employees of the Manager, any Sub-Adviser or any Administrator or of any affiliated person (other than a registered investment company) of the Manager, any Sub-Adviser or any Administrator;

        (d)  registration, filing and other fees in
connection with requirements of regulatory authorities;

        (e)  the charges and expenses of any entity
appointed by the Fund for custodial, paying agent, shareholder servicing and plan agent services;

        (f) charges and expenses of independent accountants retained by the Fund;

        (g) charges and expenses of any transfer agents and registrars appointed by the Fund;

        (h) brokers' commissions and issue and transfer taxes chargeable to the Fund in connection with securities transactions to which the Fund is a party;

        (i) taxes and fees payable by the Fund to federal, state or other governmental agencies;

        (j) any cost of certificates representing shares of the Fund;

        (k) legal fees and expenses in connection with the affairs of the Fund including registering and qualifying its shares with Federal and State regulatory authorities;

        (l) expenses of meetings of shareholders and trustees of the Fund; and

        (m) interest, including interest on borrowings by the Fund.

     5. All activities undertaken by the Manager or any Sub-
Adviser or Administrator pursuant
to this Agreement shall at all times be subject to the supervision and control of the Board of Trustees of the Fund, any duly constituted committee thereof or any officer of the Fund acting pursuant to like authority.

     6. The services to be provided by the Manager and any Sub-Adviser or Administrator hereunder are not to be deemed exclusive and the Manager and any Sub-Adviser or Administrator shall be free to render similar services to others, so long as its services hereunder are not impaired thereby.

     7. As full compensation for all services rendered, facilities furnished and expenses borne by the Manager hereunder, the Fund shall pay the Manager compensation at the annual rate of 0.75% of the Series' average daily net assets. Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Board of Trustees of the Fund may from time to time determine and specify in writing to the Manager. The Manager hereby acknowledges that the Fund's obligation to pay such compensation is binding only on the assets and property belonging to the Series.

     8. If the total of all ordinary business expenses of the Fund as a whole (including investment advisory fees but excluding taxes and portfolio brokerage commissions) for any fiscal year exceeds the lowest applicable percentage of average net assets or income limitations prescribed by any state in which shares of the Series are qualified for sale, the Manager shall pay such excess.
Solely for purposes of applying such limitations in accordance with the foregoing sentence, the Series and the Fund shall each be deemed to be a separate fund subject to such limitations. Should the applicable state limitation provisions fail to specify how the average net assets of the Fund or belonging to the Series are to be calculated, that figure shall be calculated by reference to the average daily net assets of the Fund or the Series, as the case may be.

     9. It is understood that any of the shareholders, trustees, officers, employees and agents of the Fund may be a shareholder, director, officer, employee or agent of, or be otherwise interested in, the Manager, any affiliated person of the Manager, any organization in which the Manager may have an interest or any organization which may have an interest in the Manager; that the Manager, any such affiliated person or any such organization may have an interest in the Fund; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the agreement and declaration of trust of the Fund, the articles of organization of the Manager or specific provisions of applicable law.

     10. This Agreement shall become effective as of the date of its execution, and

        (a) unless otherwise terminated, this Agreement shall continue in effect for two years from the date of execution, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of the Series, and (ii) by vote of a majority of the trustees of the Fund who are not interested persons of the Fund or the Manager, cast in person at a meeting called for the purpose of voting on, such approval;

        (b) this Agreement may at any time be terminated on sixty days' written notice to the
     Manager either by vote of the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of the Series;

        (c) this Agreement shall automatically terminate in the event of its assignment;

        (d) this Agreement may be terminated by the Manager on ninety days' written notice to the Fund;

        (e) if New England Securities Corporation, the Fund's principal underwriter, requires the Fund or the Series to change its name so as to eliminate all references to the words "New
     England" or the letters "TNE" pursuant to the provisions of the Fund's Distribution
     Agreement relating to the Series with said principal underwriter, this Agreement shall automatically terminate at the time of such change unless the continuance of this Agreement after such change shall have been specifically approved by vote of a majority of the outstanding voting securities of the Series and by vote of a majority of the trustees of the
     Fund who are not interested persons of the Fund or the Manager, cast in person at a meeting called for the purpose of voting on such approval.

     Termination of this Agreement pursuant to this section
10 shall be without the payment of
any penalty.

     11. This Agreement may be amended at any time by mutual consent of the parties, provided that such consent on the part of the Fund shall have been approved by vote of a majority of the outstanding voting securities of the Series and by vote of a majority of the trustees of the Fund who are not interested persons of the Fund or the Manager, cast in person at a meeting called for the purpose of voting on such approval.

     12. For the purpose of this Agreement, the terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act. References in this
Agreement to any assets, property or liabilities "belonging to" the Series shall have the meaning defined in the Fund's agreement and declaration of trust as amended from time to time.

     13. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Manager, or reckless disregard of its obligations and duties hereunder, the Manager shall not be subject to any liability to the Fund, to any shareholder of the Fund or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

NEW ENGLAND ZENITH FUND,
on behalf of its Alger Equity Growth Series



By __________________________________

TNE ADVISERS, INC.




By __________________________________

                              NOTICE


     A copy of the Agreement and Declaration of Trust establishing New England Zenith Fund
(the "Fund") is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed with respect to the Fund's Alger Equity Growth Series
(the "Series") on behalf of the Fund by officers of the Fund as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property belonging to the Series.